UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2019

HILL-ROM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-6651

Indiana	35-1160484
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

130 East Randolph Street Suite 1000 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 819-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreements.

Securitization Facility

As previously disclosed on Hill-Rom Holdings, Inc.’s (the “Company”) Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 5, 2017, Hill-Rom Company, Inc. (“HRC”), a wholly-owned subsidiary of the Company, as initial servicer, Hill-Rom Finance Company LLC (“HR Finance”), a wholly-owned subsidiary of the Company and a bankruptcy remote, special purpose entity, as borrower, the persons from time to time party thereto, as lenders and as group agents and MUFG Bank, Ltd, (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.) (“MUFG”), as Administrative Agent (in such capacity, the “Agent” and, collectively, with the other persons from time to time party thereto, the “Lenders”), entered into a Loan and Security Agreement (as amended, restated or otherwise modified, the “Loan Agreement”), dated as of May 5, 2017. On May 3, 2019, HRC, HR Finance, the lenders party thereto, and the Agent entered into Amendment No. 3 to the Loan and Security Agreement (the “Loan Agreement Amendment”). The Loan Agreement Amendment and related transaction documents provide for an extension to the Loan Agreement and the receivables securitization facility thereunder (as amended, restated or otherwise modified, the “Securitization Facility”).

The documentation for the Securitization Facility includes (i) the Loan Agreement, (ii) the Purchase and Sale Agreement (as amended, restated or otherwise modified, the “PSA”), dated as of May 5, 2017, by and among HRC, as an originator and servicer, Hill-Rom Manufacturing, Inc. (“Manufacturing”), a wholly-owned subsidiary of the Company, as an originator, and HR Finance, as buyer, and (iii) a Performance Guaranty by the Company for the benefit of the Agent, the Lenders, and other affected parties (as amended, restated or otherwise modified, the “Performance Guaranty”), dated as of May 5, 2017.

Pursuant to the Loan Agreement Amendment, the Securitization Facility, which was previously set to terminate on May 3, 2019, will terminate on May 1, 2020 unless further extended by the parties. Certain other minor or technical amendments to the documentation governing the Securitization Facility were made in connection with the extension, including to add provisions for the designation and implementation of a replacement base rate in the event of a discontinuation of LIBOR.

The foregoing description of the Loan Agreement Amendment is qualified in its entirety by reference to the full text of the Loan Agreement Amendment, which is filed as Exhibit 10.1 hereto.

Repurchase Facility

As previously disclosed on the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 4, 2018, HRC and Manufacturing, as sellers (“Repurchase Sellers”), and HRC, as agent for the Repurchase Sellers (in such capacity, the “Sellers’ Agent”), entered into a Master Framework Agreement (as amended, restated or otherwise modified, the “Framework Agreement”) with MUFG, as buyer (“Buyer”). On May 3, 2019, the Repurchase Sellers, the Sellers’ Agent and the Buyer entered into Amendment No. 1 to the Framework Agreement (the “Framework Agreement Amendment”). The Framework Agreement Amendment and related transaction documents provide for an extension to the Framework Agreement and the subordinated notes repurchase facility thereunder (as amended, restated or otherwise modified, the “Repurchase Facility”).

The documentation for the Repurchase Facility includes (i) the Framework Agreement, (ii) a 1996 SIFMA Master Repurchase Agreement, including Annex I thereto (as amended thereby), dated as of May 4, 2018 (as amended, restated or otherwise modified, the “HRC MRA”), and related confirmations, each between HRC and Buyer, (iii) a 1996 SIFMA Master Repurchase Agreement, including Annex I thereto (as amended thereby), dated as of May 4, 2018 (as amended, restated or otherwise modified, the “Manufacturing MRA”), and related confirmations, each between Manufacturing and Buyer and (iv) a Guaranty (as amended, restated or otherwise modified, the “Guaranty”), dated as of May 4, 2018, by the Company for the benefit of the Buyer.

Pursuant to the Framework Agreement Amendment, the Repurchase Facility, which was previously set to terminate on May 3, 2019, will terminate on May 1, 2020 unless further extended by the parties. Certain other minor or technical amendments to the documentation governing the Repurchase Facility were made in connection with the extension.

The foregoing description of the Framework Agreement Amendment is qualified in its entirety by reference to the full text of the Framework Agreement Amendment, which is filed as Exhibit 10.2 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Amendment No. 3 to Loan and Security Agreement, dated as of May 3, 2019, among Hill-Rom Company, Inc., as initial servicer, Hill-Rom Finance Company LLC, as borrower, and MUFG Bank, Ltd., (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as Group Agent, as Committed Lender and as Administrative Agent.

Exhibit 10.2	Amendment No. 1 to Master Framework Agreement, dated as of May 3, 2019, by and among MUFG Bank, Ltd., as buyer, Hill-Rom Company, Inc., Hill-Rom Manufacturing, Inc., and each additional seller from time to time party thereto, as sellers, and Hill-Rom Company, as agent for the sellers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.

Registrant

Date:	May 3, 2019	By:	/s/ Barbara W. Bodem
Barbara W. Bodem
Senior Vice President
and Chief Financial Officer